FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT is executed as of the 1st day of April, 2013 by and among, TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company ("Lead Borrower"), TNP SRT SAN JACINTO, LLC, a Delaware limited liability company ("San Jacinto Borrower"), TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company ("Craig Borrower"), TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company (the "Aurora Borrower"), TNP SRT WILLOW RUN, LLC, a Delaware limited liability company ("Willow Run Borrower"), TNP SRT VISALIA MARKETPLACE, LLC, a Delaware limited liability company (the "Visalia Borrower", and collectively with Lead Borrower, San Jacinto Borrower, Craig Borrower, Aurora Borrower, and Willow Run Borrower, the "Borrowers" and each individually, a "Borrower"), TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation (the "REIT"), TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "OP", and collectively with the REIT, the "Guarantors" and each individually, a "Guarantor") (the Borrowers and the Guarantors are collectively the "Credit Parties" and each individually, a "Credit Party"), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, "Agent") for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as "Lenders" and each individually referred to as a "Lender"). Each Credit Party has an address at 4695 MacArthur Court, Suite 1100, Newport Beach, California 92660.

RECITALS:

WHEREAS, the Borrowers certain of their Affiliates, the Agent and the Lenders have executed documents (the "Loan Documents") relating to the following indebtedness:

1.          a Revolving Credit Agreement dated as of December 17, 2010 (as amended to date and as may further be amended, restated and/or modified from time to time, the "Credit Agreement"), pursuant to which, among other things, the Lenders agreed to provide to the Borrowers a revolving credit facility in the original maximum principal amount of $35,000,000 (as increased or decreased from time to time prior to the date hereof, the "Original Loans");

2.          that certain Revolving Credit Note dated as of December 17, 2010 by the Borrowers in favor of the Lenders in the original principal amount of $35,000,000, as temporarily increased to $38,000,000 by that certain Amendment to Revolving Credit Note dated as of May 26, 2011, as further temporarily increased to $45,000,000 by that certain Second Amendment to Revolving Credit Note dated as of September 22, 2011, as temporarily increased to $43,000,000 by that Third Amendment to Revolving Credit Note dated as of January 9, 2012, and as further temporarily increased to $60,000,000 by that Fourth Amendment to Revolving Credit Note dated as of May 15, 2012 but which maximum amount has now decreased to $45,000,000 (as amended, restated and/or modified from time to time, the "Note");

3.          that certain Pledge and Security Agreement dated as of December 17, 2010 by Lead Borrower in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the "Borrower Pledge Agreement");

4.          that certain Pledge and Security Agreement dated as of December 17, 2010 by the REIT in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the "REIT Pledge Agreement");

5.          that certain Pledge and Security Agreement dated as of December 17, 2010 by the OP in favor of the Agent for the benefit of the Lenders, as amended by that certain Partial Release and First Amendment to Pledge and Security Agreement dated as of May 20, 2011 (as further amended, restated and/or modified from time to time, the "OP Pledge Agreement");

6.          that certain Guaranty Agreement dated as of December 17, 2010 by the Guarantors in favor of the Agent for the benefit of the Lenders (as amended, restated and/or modified from time to time, the "Guaranty"); and

7.          those certain Deeds of Trust and other Loan Documents executed by Borrowers in connection with Loans made to such Borrowers relating to Mortgaged Properties (as amended, restated and/or modified from time to time, the "Property Loan Documents").

WHEREAS, one or more Events of Default (as defined or described in the Loan Documents) exist under the Credit Agreement (the "Existing Events of Default"), by reason of Borrowers' failure to pay to Lender the Willow Run Loan and the Visalia Loan as required in Section 2.07(a) of the Credit Agreement, to use Net Proceeds to repay the Loan as required in Section 2.08(d) of the Credit Agreement due to defaults in the financial covenants, to reduce the Tranche A Exposure as would have been required in Section 2.08(f) of the Credit Agreement based on a calculation of 65% of the Pool Value or a Debt Yield of twelve percent (12%) and the REIT's agreement to make a Restricted Payment for the redemptions described on Exhibit J attached;

WHEREAS, the Credit Parties have acknowledged and hereby affirm that all indebtedness incurred under the Note, the Guaranty, and all other indebtedness, obligations and liabilities of Borrowers and the other Credit Parties, and each of them, to Lender, of every kind and description (all of the foregoing, whether now or existing or hereafter arising, are collectively referred to as the "Obligations") are now in default, that the Existing Events of Default do exist, and that Lenders are now entitled to exercise their remedies, including, without limitation, the acceleration of the Note and the institution of collection proceedings under the Loan Documents and applicable law;

WHEREAS, Credit Parties have acknowledged (and by signing below hereby confirm their acknowledgment) that Lenders have no obligation to advance further funds under or extend or renew the Obligations, and that all demands and notices required to be given or made by Agent and Lenders have been timely and effectively given or made; and

WHEREAS, Credit Parties have requested that Agent and Lenders forbear in the exercise and enforcement of their rights and remedies;

NOW, THEREFORE, in consideration of the agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Forbearance Period.

(a)          Due to the occurrence of the Existing Events of Default (which are not waived by Agent and Lenders), the Note is now due and payable in full and Agent and Lenders are entitled to exercise their remedies under the Loan Documents. However, Agent and Lenders hereby agree to forbear in the exercise of their rights and remedies under the Loan Documents until the earliest to occur of the following events (the "Forbearance Expiration Date"):

(i)          July 31, 2013;

(ii)         a default or breach in any of the representations, warranties, covenants or conditions of this Agreement shall occur; or

(iii)        a Default or Event of Default (other than the Existing Events of Default) as described in the Loan Documents shall occur or shall become known to Agent or any Lender.

(b)          All forbearances, deferrals and indulgences granted by Agent and Lenders herein shall automatically terminate on the Forbearance Expiration Date. Upon the Forbearance Expiration Date Agent and Lenders shall have, and shall be entitled to exercise, any and all rights and remedies which they may have at law, in equity, or by any agreement, as a result of the Existing Events of Default without further notice of any kind and regardless of any prior agreement or understanding by Credit Parties with Agent and Lenders.

2.           Acknowledgment of Debt and Default.

(a)          All of Credit Parties' obligations, indebtedness and liabilities to Agent and Lenders as evidenced by or otherwise arising under the Obligations, except as otherwise expressly modified in this Agreement upon the terms set forth herein are, by Credit Parties' execution of this Agreement, ratified and confirmed in all respects by Credit Parties. In addition, by Credit Parties' execution of this Agreement, Credit Parties jointly and severally represent and warrant that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to the Obligations. As of even date, the aggregate outstanding principal amount of Credit Parties' obligations to Lender under the Obligations is $36,454,765.24 plus accrued but unpaid interest, fees and any other costs incurred under the Obligations. Credit Parties acknowledge that the security and mortgage interests granted pursuant to the Loan Documents constitute valid liens on the real and personal property of Credit Parties, Borrower, and that Credit Parties shall take no action to impair or invalidate such mortgage, deed of trust, pledge and security interests. The collateral granted to Agent and Lenders under the Loan Documents may be referred to herein as the "Collateral".

(b)          Credit Parties hereby jointly and severally acknowledge and agree that the Existing Events of Default exist under the Note and the Loan Documents and that Agent and Lenders are entitled to exercise such remedies as are available to a creditor under applicable law. Credit Parties hereby jointly and severally acknowledge and agree that Agent and Lenders have notified Credit Parties that the Existing Events of Default exist under the Loan Documents.

(c)          Credit Parties jointly and severally acknowledge and agree that Lender's agreement to forbear is expressly conditional upon execution of this Agreement by all Credit Parties and their satisfaction of all terms, conditions, covenants and requirements set forth herein.

(d)          Credit Parties hereby acknowledge, confirm and agree that Agent has and shall continue to have, until released by Agent, a valid, enforceable and perfected first-priority lien upon, security interest in, and mortgage of, the Collateral pursuant to the Loan Documents.

3.           Representations and Warranties. Each of Credit Parties represents and warrants that:

(a)          The Recitals to this Agreement are true, correct and complete in all material respects.

(b)          All of the representations and warranties made by Credit Parties in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties related by their terms to a prior date and except as such representations and warranties may be specifically amended by this Agreement.

(c)          The execution of this Agreement and all related documents have been duly authorized by all necessary shareholder, director, partnership, member, manager, trustee and beneficiary action. The representatives of the Credit Parties signing below have been duly authorized to sign this Agreement. This Agreement, the Loan Documents, and all related documents are valid, binding and enforceable obligations of the Credit Parties.

(d)          No Credit Party is in default under any material obligation or agreement or a party to any pending or threatened litigation or proceeding which would have a materially adverse effect on such Credit Party.

(e)          Credit Parties have not received any notice of any material violation of any federal, state or municipal law, ordinance, code, or regulation affecting the Collateral. Credit Parties have not received any notice, and do not have any knowledge of or information, as to any existing or threatened condemnation or other legal action of any kind involving the Collateral.

(f)          To the best of their knowledge, no litigation or administrative proceeding is pending or threatened affecting the Collateral or the Credit Parties.

(g)          Each Borrower is now and during this Agreement is and will remain solvent. Each Borrower has made adequate provision for the payment of all creditors of each Borrower other than Lenders; and Borrowers did not enter into this transaction to provide preferential treatment to Lenders or any other creditor of Borrowers in anticipation of seeking relief under the Bankruptcy Code.

(h)          As of the date hereof, except for the Existing Events of Default, no Default or Event of Default has occurred and is continuing under the Credit Agreement, the Note, or any other Loan Document.

4.           Modifications to Obligations.

(a)          The following definition of "Forbearance Agreement" is hereby added to Section 1.01 of the Credit Agreement in its entirety:

"Forbearance Agreement" means that certain Forbearance Agreement dated as of the Forbearance Date by and among the Borrowers, the Guarantors party thereto, the Agent and each Lender signatory thereto, as may be amended from time to time."

(b)          The following definition of "Forbearance Date" is hereby added to Section 1.01 of the Credit Agreement in its entirety:

"Forbearance Date" means April 1, 2013.

(c)          The following definition of "Glenborough" is hereby added to Section 1.01 of the Credit Agreement in its entirety:

"Glenborough" means SRT Advisor, LLC, a Delaware limited liability company having an address at c/o Glenborough, 400 S. El Camino Road, Suite 1100, San Mateo, CA 94402.

(d)          The definition of "Initial Tranche A Maturity Date" as set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Initial Tranche A Maturity Date" means July 31, 2013.

(e)          The following definition of "Original Loans" is hereby added to Section 1.01 of the Credit Agreement in its entirety:

"Original Loans" as defined in the Forbearance Agreement.

(f)          The definition of "Tranche A Available Amount" as set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Tranche A Available Amount" means the lesser of (a) the Tranche A Commitment and (b) as adjusted from time to time pursuant to the terms hereof, the Tranche A loan amount which would produce a Debt Yield of no less than nine percent (9%).

(g)          The definition of "Tranche A Commitment" as set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Tranche A Commitment" means, with respect to each Tranche A Lender, the commitment of such Tranche A Lender to convert its Original Loans into Tranche A Commitments as defined in Section 2.01, expressed as an amount representing the maximum aggregate amount of such Tranche A Lender's Tranche A Exposure hereunder, as such commitment may be reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Tranche A Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Tranche A Lender shall have assumed its Tranche A Commitment, as applicable. As of the Forbearance Date, the Tranche A Commitment is $36,454,765.24.

(h)          The definition of "Tranche A Maturity Date" as set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Tranche A Maturity Date" means the Initial Tranche A Maturity Date.

(i)          Section 2.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"SECTION 2.01         Commitments. As of the Forbearance Date, the outstanding principal amount with respect to the Original Loans is $36,454,765.24, all of which shall be converted to a term loan hereunder. Subject to the terms and conditions contained in this Agreement, each Lender consents to the conversion of its pro rata share of the outstanding Original Loans to term loans on the Forbearance Date (each, individually, a "Tranche A Loan", and collectively, the "Tranche A Loans") in the amount set forth on Schedule 2.01 hereto. The Lenders shall have no obligation to make any advance in respect to the Tranche A Loans on or after the Forbearance Date or to readvance any principal sums repaid in respect to the Tranche A Loans. A Lender’s Tranche A Loans may, at the request of such Lender, be evidenced by a note from the Borrowers executed from time to time, each in the form of Exhibit D-1 hereto (with all blanks appropriately completed) (as the same may be amended, supplemented, restated, extended, renewed or replaced from time to time, and including any replacement notes, referred to collectively as the "Tranche A Notes"), issued to, and payable to each of the Lenders (or their respective registered successors and permitted assigns) in amounts equal to their respective Commitments."

(j)          Section 2.06 of the Credit Agreement is hereby amended in its entirety to read as follows:

"SECTION 2.06         Commitments. As of the Forbearance Date, (i) the Tranche A Commitments shall be $36,454,765.24 and shall terminate on the Tranche A Maturity Date and (ii) the Lenders shall have no obligation whatsoever to advance any additional Loans to the Borrowers. The Tranche B Commitments terminated prior to the Forbearance Date."

(k)          Section 2.08(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

"(d)          Borrower and TNP REIT shall apply one hundred percent of the Net Proceeds to repay the Tranche A Loans."

(l)          Clauses (a) and (b) of Section 2.09 are hereby deleted in their entirety.

(m)          Section 5.14 (Partial Releases) is hereby amended to provide that all partial releases require Agent's written consent as to the amount to be paid to Lenders in connection therewith.

(n)          Section 6.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

"SECTION 6.05         Restricted Payments. TNP REIT, the Parent and the Borrower will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except (a) to the extent required to comply with Section 5.16(b), or (b) with the prior written consent of the Required Lenders."

(o)          Section 6.09 of the Credit Agreement is hereby amended in its entirety to read as follows:

"SECTION 6.09         Indebtedness. None of TNP REIT, the Parent, the Borrower nor an Entity which owns an Approved Property shall, without the prior written consent of the Agent, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness except (i) the Indebtedness described on Schedule 6.09A hereof, which schedule shall set forth the following information with respect to such Indebtedness: (a) the Credit Parties liable therefor; (b) the principal amount thereof; (c) the interest rate payable thereon; (d) the maturity date thereof; (e) the amortization schedule therefore; and (f) the Collateral securing such Indebtedness); and (ii) refinancings of such existing Indebtedness which do not change any of the terms listed on Schedule 6.09A or any other material terms in a manner which is adverse to the Credit Parties, the Agent or the Lenders. The Credit Parties shall notify the Agent of the terms of any such refinancing at least five (5) Business Days prior to the closing thereof."

(p)          Clause (o) of Article VII of the Credit Agreement is hereby amended in its entirety to read as follows:

"(o)          Any Credit Party or any Subsidiary thereof defaults under any recourse or non-recourse Indebtedness."

(q)          The last paragraph of Article VII of the Credit Agreement is hereby deleted in its entirety.

(r)          Section 9.01(a) regarding the notice address of Borrower of the Credit Agreement is hereby amended in its entirety to read as follows:

"(a) if to the Borrower, to the Lead Borrower at: 4695 MacArthur Court, Suite 1100, Newport Beach, California 92660, Attention: Dee Balch, Chief Financial Officer (Telecopy No. (302) 370-2761); copy to: G. Lee "Chip" Burns, Esq., Glenborough, LLC, 400 S. El Camino Real, Suite 1100, San Mateo, California 94402 (Telecopy No. (650) 343-1046).

(s)          Upon Glenborough’s replacement of TNP Strategic Retail Advisor, LLC as advisor to the Credit Parties, all references in the Loan Documents to "TNP Advisor", "TNP Strategic Retail Advisor, LLC" and/or TNP Property Manager, LLC shall automatically be replaced with "Glenborough".

(t)          Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety to with Schedule 2.01 as attached to this Agreement.

(u)          Schedule 6.09A as set forth in the Forbearance Agreement is hereby added to the Credit Agreement in its entirety.

5.           Financial Information. Each Credit Party represents and warrants that (i) the most recent financial statements that were delivered to Agent as an inducement to Agent and Lenders to enter into this Agreement are correct and complete, do not omit any material information and fairly present the financial position of such Credit Party as of the date or dates of such financial statements, (ii) since such date or dates there has been no material adverse change in the financial position of such Credit Party, and (iii) neither such Credit Party nor any firm or corporation in which such Credit Party possesses more than a five percent (5%) interest is in default under any material obligation or agreement or a party to any pending or threatened litigation or proceeding which would have a materially adverse effect on such Credit Party, firm or corporation. Each Credit Party agrees that the representations set forth in the preceding sentence will apply to the financial statements to be delivered to Agent pursuant to the Obligations or this Agreement.

6.           Conditions. Lender's execution of this Agreement shall be subject to the satisfaction on or before the date of execution of this Agreement of the following conditions precedent:

(a)          Credit Parties shall have paid or caused to be paid in full all interest and fees accrued under the Obligations through the date hereof, at the interest rate and in accordance with the terms set forth in the Loan Documents.

(b)          Borrower shall have delivered to Lender (i) a secretary's certificate evidencing Borrower's authority to enter into this Agreement and the titles and incumbency of officers authorized to sign for Borrower, (ii) an updated good standing certificate for Lead Borrower, the REIT, and the OP, and (iii) an opinion of counsel to Borrowers.

(c)          Credit Parties shall comply and continue to comply with all of the terms, covenants and provisions contained in the Loan Documents, except as such terms, covenants and provisions are expressly modified or amended by this Agreement upon the terms set forth herein.

(d)          Credit Parties shall at any time or from time to time execute and deliver such further instruments, and take such further action as Lender may reasonably request, in each case further to effect the purposes of this Agreement and the Loan Documents.

7.           Fees and Expenses. Credit Parties jointly and severally agree to pay to Agent (a) forbearance fee in the amount and as required by that certain Fee Letter among Borrower and Agent of even date herewith, (b) an amount equal to any and all out-of-pocket costs or expenses (including legal fees and disbursements) incurred or sustained by Agent and Lenders in connection with the preparation of this Agreement and all related matters upon demand by Agent, and (c) from time to time after the occurrence of any default hereunder any and all out-of-pocket costs or expenses (including legal fees and disbursements and consulting, accounting, appraisal and other similar professional fees and expenses) hereafter incurred or sustained by Agent and Lenders in connection with the administration of credit extended by Agent and Lenders to Credit Parties or the preservation of or enforcement of any rights of Agent and Lenders under this Agreement and the Loan Documents.

8.           No Waiver. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall (i) constitute a novation, payment or satisfaction of any portion of the Loan Documents or (ii) extend to or affect in any way any of the Credit Parties' obligations or any of the rights or remedies of Agent and Lenders arising under the Loan Documents. Agent and Lenders have not waived and are not waiving, by the execution of this Agreement or the acceptance of any payments hereafter, any Default or Event of Default under any Loan Document (whether or not known to the Agent and Lenders, including without limitation any Existing Event of Default) and, accordingly, retains all of their rights and remedies under the Loan Documents and applicable law. Upon the Forbearance Expiration Date, Agent and Lenders shall have the right to immediately commence enforcement of, or to cause to be enforced, all of their rights and remedies under the Loan Documents and applicable law, unless the obligations of the Credit Parties under the Loan Documents have been paid in full in cash and the Loan Documents have been terminated. Agent and Lenders have not agreed to forbear from exercising any of their rights or remedies concerning any Default or Event of Default under any Loan Document which may have occurred as of the date hereof or which may occur after the date hereof, other than the Existing Events of Default to the extent expressly set forth herein until the Forbearance Expiration Date. No failure or delay on the part of Agent and Lenders in exercising, nor any course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right of power hereunder or under the Loan Documents.

9.           Release of Lender. By execution of this Agreement, each Credit Party acknowledges and confirms that it does not have any offsets, defenses or claims against Agent and Lenders, or any of their officers, agents, directors or employees whether asserted or unasserted. To the extent that it may have such offsets, defenses or claims, each Credit Party and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, release and forever discharge Agent and Lenders, their subsidiaries, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively the "Bank Affiliates" and, together with Agent and Lenders, the "Released Parties") of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which against the Released Parties they ever had, now have or which any of Credit Parties' successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated. Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. If any Credit Party or any of its respective successors, assigns, and other legal representatives violates the foregoing covenant, such Credit Party, for itself and its respective successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

10.         Further Agreements of Guarantors. Each Guarantor further waives any and all defenses arising by reason of (a) any and all amendments or modifications of any document or instrument, (b) any and all alterations, accelerations, extensions or other changes in the time or manner of payment or performance of Obligations, (c) the release, substitution or addition of any collateral or any guarantees, (d) any failure of Agent and Lenders to give notice of default to Credit Parties, (e) any failure of Agent and Lenders to pursue Credit Parties or any of their property with due diligence, (f) any failure of Agent and Lenders to resort to collateral or to remedies which may be available to them, (g) any and all defenses arising out of the relationship of Guarantors to Borrowers, and none of the defenses shall operate to release Guarantors as a guarantor, (h) all rights of indemnity, reimbursement, contribution, or subrogation from Borrowers, and (i) the benefit of all other principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof.

11.         No Additional Events of Default.

(a)          Except for the Existing Events of Default, Credit Parties covenant and agree that there shall not exist or occur any other or further Events of Default, including, without limitation, the occurrence or institution of any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, receivership or other similar proceeding by or against any of Credit Parties. Any default occurring hereunder or any Event of Default occurring under any of the Note or any of the other Obligations shall constitute a default under all of the Loan Documents.

(b)          No material adverse change shall occur with respect to a Credit Party or any of the collateral in the Loan Documents nor shall any other event occur which materially impairs (in the determination of Agent exercised in good faith) the Collateral or the prospects of timely and full payment of the Obligations.

12.         Voluntary Agreement. Each Credit Party represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement and the documents executed in connection with this Agreement.

13.         Entire Agreement: Binding Affect. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties except as set forth herein. This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto.

14.         Severability. If any cause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

15.         Governing Law. It is the desire and intention of the parties that it be in all respects interpreted according to the laws of the Commonwealth of Massachusetts. Each Credit Party specifically and irrevocably consents to the jurisdiction and venue of the federal and state courts of the Commonwealth of Massachusetts with respect to all matters concerning this Agreement or the Loan Documents or the enforcement of any of the foregoing. Each Credit Party consents to personal jurisdiction in the Commonwealth of Massachusetts.

16.         Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between he parties until such time as a counterpart of this document has been executed by each of the parties and a copy thereof delivered to each party under this Agreement.

17.         Confidentiality. Except to the extent the Credit Parties are required to disclose the contents of this Agreement pursuant to the rules and regulations of the Securities and Exchange Commission, each Credit Party agrees that the terms of this Agreement are and shall remain confidential, and each Credit Party agrees that such terms shall not be disclosed by any Credit Party to any other person unless authorized in writing by the Lender.

18.         Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

19.         Bankruptcy.

(a)          If any Borrower hereafter commences a case in or under the Federal Bankruptcy Code, as amended (the "Code"), or is the subject of an involuntary case that results in an order for relief under the Code, then subject to court approval, Agent and Lenders shall thereupon be entitled, and Borrowers irrevocably consent to, relief from any stay imposed by Section 362 of the Code on or against the exercise of the rights and remedies otherwise available to Agent and Lenders as provided in the Loan Documents, and Borrowers hereby irrevocably waive their rights to object to any such relief.

(b)          In the event any Borrower shall commence a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code, Borrowers hereby agree that no injunctive relief against Agent and Lenders shall be sought under Section 105 or any other provisions of the Code by Borrower or any other person or entity claiming through Borrower, nor shall any extension be sought of the stay provided by Section 362 of the Code.

(c)          The agreements of Borrowers in this Section 19 are a material inducement to Agent and Lenders to enter into this Agreement and to forbear from exercising their rights and remedies as described in Section 1 above. Borrower acknowledges that they consulted with sophisticated counsel of its own choosing before entering into this Agreement.

20.         Appointment of Receiver. Notwithstanding anything set forth in the Loan Documents to the contrary, and in addition to any other rights the Agent and Lenders may have pursuant to the Loan Documents, upon the occurrence and at any time after the Forbearance Expiration Date, the Credit Parties acknowledge and agree that the Agent (with the consent of the Lenders to the extent required by the Credit Agreement) shall have the right, in its (or, as applicable, their) sole and absolute discretion, to the appointment of a trustee, receiver, liquidator or conservator over its collateral, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of the Credit Parties, or any other person, firm or other entity liable for the payment of the Obligations. in connection therewith, the Credit Parties hereby consent to the appointment of a trustee, receiver, liquidator or conservator and covenant and agree not to interfere with or oppose the Agent’s or Lenders’ efforts to appoint a trustee, receiver, liquidator or conservator. This provision shall be specifically enforceable by the Agent and/or Lenders.

21.         WAIVER OF JURY TRIAL. EACH CREDIT PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR THEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE UNDERLYING TRANSACTIONS. THE CREDIT PARTY CERTIFIES THAT NEITHER AGENT, LENDERS NOR ANY OF THEIR REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR LENDERS WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

22.         Miscellaneous.

(a)          Unless Agent's and Lenders' agreement hereunder shall sooner terminate in accordance with the terms hereof, all Obligations shall be automatically due and payable in full on the Forbearance Expiration Date. Credit Parties hereby agree that all payments due to Agent and Lenders under the Note and the Loan Documents shall be made in accordance with the terms and conditions set forth in the Note and the Loan Documents, except as amended by this Agreement.

(b)          The parties agree that this Agreement amends the Loan Documents to the extent it is inconsistent with any of them. Except as amended hereby, the Loan Documents shall remain in full force and effect and are in all respects hereby ratified and affirmed.

(c)          The captions of this Agreement are for convenience only and shall not define or limit any of the terms hereof.

(d)          Defined terms used in this Agreement that are not defined in this Agreement shall have the same meanings as set forth in the Credit Agreement.

(e)          TIME IS OF THE ESSENCE OF THIS AGREEMENT. ANY DEFAULT BY ANY CREDIT PARTY HEREUNDER OR ANY DEFAULT OR FAILURE TO SATISFY ANY TERM, CONDITION, COVENANT OR BENCHMARK SET FORTH IN THIS AGREEMENT SHALL ENTITLE LENDER WITHOUT FURTHER NOTICE TO TERMINATE ITS FORBEARANCE HEREUNDER; AND AGENT AND LENDERS MAY THEREUPON, WITHOUT FURTHER NOTICE, EXERCISE SUCH REMEDIES AS MAY THEN BE AVAILABLE UNDER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, REMEDIES UNDER THE LOAN DOCUMENTS.

(Signatures on next pages)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the date stated above.

BORROWERS:

TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, LP, its sole member

	By:	TNP Strategic Retail Trust, Inc., its
general partner

By: /s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating
Partnership, LP, a Delaware limited
partnership, its Sole Member

		By:	TNP Strategic Retail Trust,
Inc., a Maryland corporation,
its General Partner

By: /s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

[Signature Page to Forbearance Agreement]

TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating
Partnership, LP, a Delaware limited
partnership, its Sole Member

		By:	TNP Strategic Retail Trust,
Inc., a Maryland corporation,
its General Partner

By: /s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating
Partnership, LP, a Delaware limited
partnership, its Sole Member

		By:	TNP Strategic Retail Trust,
Inc., a Maryland corporation,
its General Partner

By: /s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

[Signature Page to Forbearance Agreement]

TNP SRT WILLOW RUN, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating
Partnership, LP, a Delaware limited
partnership, its Sole Member

		By:	TNP Strategic Retail Trust,
Inc., a Maryland corporation,
its General Partner

By: /s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

TNP SRT VISALIA MARKETPLACE, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating
Partnership, LP, a Delaware limited
partnership, its Sole Member

		By:	TNP Strategic Retail Trust,
Inc., a Maryland corporation,
its General Partner

By: /s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

[Signature Page to Forbearance Agreement]

AGENT AND MAJORITY LENDER:

KEYBANK NATIONAL ASSOCIATION, as Agent and Lender

By:		/s/ Kathleen Ahern
Kathleen Ahern, Senior Banker

GUARANTORS:

TNP STRATEGIC RETAIL OPERATING
PARTNERSHIP, LP, a Delaware limited partnership

By:		TNP Strategic Retail Trust, Inc., its general partner

	By:	/s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

By:		/s/ Dee R. Balch
Print Name: Dee R. Balch
Title: CFO

[Signature Page to Forbearance Agreement]

SCHEDULE 2.01

COMMITMENT

Lender	Commitment
(Percentage)

KeyBank National Association	$36,454,765.24
100%

SCHEDULE 6.09A

EXISTING INDEBTEDNESS

			Outstanding	Maturity	Principal		Pledged
Borrower	Lender	Rate	Balance	Date	Amortization*	Balloon Payment	Property

TNP SRT Secured Holdings, LLC	KeyBank National Association	5.50%	$36,454,766	31-Jul-13		$36,454,766	San Jacinto Esplanade
							Craig Promenade
							Aurora Commons
							Visalia Marketplace
							Willow Run

TNP SRT Portfolio I, LLC	CMBS - Wells Fargo (Master	5.93%	$32,820,120	1-Feb-17	$404,992		Moreno Marketplace
	Servicer)						Northgate Plaza
							Pinehurst Square
							Topaz Marketplace

TNP SRT Portfolio II, LLC	CMBS - KeyBank RE Capital	5.10%	$25,801,168	1-Jul-19	$365,644		Morningside Marketplace
	(Master Servicer)						Cochran Bypass
							Esenada Square
							Turkey Creek
							Florrisant Marketplace

TNP Constitution Trail, LLC	ANICO	5.75%	$9,799,375	1-Jan-17	$194,720		Constitution Trail Center (Senior)

TNP SRT Osceola Village LLC	ANICO	5.65%	$15,215,167	1-Nov-16	$310,576		Osceola Village (Senior)

TNP SRT Summit Point, LLC	JP Morgan Chase Bank	5.88%	$12,326,530	1-Jan-17	$154,740		Summit Point Shopping Center

TNP SRT Woodlands West, LLC	JPMorgan Chase Bank	5.63%	$10,088,671	1-Mar-17	$131,421		Woodland West Marketplace

TNP SRT Bloomingdale Hills, LLC	ING Life Insurane & Annuity Co.	4.50%	$5,600,000	1-Jul-37			Bloomingdale Hills Shopping

TNP SRT Lahaina Gateway LLC	DOF IV REIT Holdings, LLC	9.48%	$28,900,000	1-Nov-17			Lahaina Gateway Center

TNP Constitution Trail, LLC	TL DOF Holding Corporation	15.00%	$5,269,537	31-Oct-14	$(269,600)		Constitution Trail Center (Mezz)

TNP SRT Osceola Village LLC	ANICO	10.00%	$2,853,135	1-Nov-16	$59,044		Osceola Village (Mezz)

TNP SRT Moreno Marketplace, LLC	Moreno Retail Partners, LLC	8.00%	$1,250,000	1-Dec-15			Unsecured

					$1,351,537	$36,454,766

* 2013 scheduled amortization

EXHIBIT J

REDEMPTIONS

Alice A. Salvietti and Matteo Taormina Estate as set forth in the Confidential Agreement with the REIT dated as of February 27, 2013 as furnished to Agent

Delia Walker Trust for 4,000 shares (redemption price not to exceed $40,000)

Shankle Trust for 7,100 shares (redemption price not to exceed $71,000)